Exhibit 10.86

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), made by and between the DELTA PETROLEUM CORPORATION, as Seller (“SELLER”), and TIPPERARY OIL & GAS CORPORATION, as Buyer (“BUYER”).

1.  Basis of Agreement.    SELLER, as assignee, is a party to a Joint Operating Agreement originally between SELLER and others as non-operators and Tri-Star Petroleum Company, as Operator (the “Operating Agreement”), dated May 15, 1992, relative to the development of coalbed methane gas projects located in Queensland, Australia, attached hereto as Exhibit “A”, encompassing the area more particularly described in Authorities to Prospect 526P (the “ATP”) attached hereto as Exhibit “B”. SELLER desires to sell, and BUYER desires to purchase, all of SELLER’S undivided interest in and to the Assets (as defined in Section 2) as of the Effective Date (as defined in Section 3) arising under, created by or relating to the Operating Agreement and or the ATP, all in accordance with the terms and conditions of this Agreement.

2.  Assets to be Purchased and Sold.    Subject to the terms set forth in this Agreement, and the terms and conditions of the Operating Agreements, SELLER agrees to sell to BUYER and BUYER agrees to buy all of SELLER’S undivided interest in the assets and properties hereinafter described, as follows:

(a)  SELLER’S undivided interests in and to, and/or SELLER’S right to acquire undivided interests in and to, the ATP, including, without limitation (i) all interests in or attributable to any Authorities to Prospect that preceded the ATP, and (ii) any extension, renewal or replacement of the ATP, howsoever denominated, relating to or described by the Operating Agreement;

(b)  SELLERS’ rights to reacquire any acreage which had comprised a part of the ATP but was relinquished by the Operator as a part of, or in connection with, a scheduled contraction of the ATP, and/or any other acreage which was at any time a part of the ATP but lapsed, was forfeited or was relinquished for any reason;

(c)  SELLER’S undivided interests in and to, and/or SELLER’S right to acquire undivided interests in and to, the petroleum leases attached hereto as Exhibit “C,” and any applications for petroleum leases associated with the ATP (the “Leases”), whether existing as of the date of execution of this Agreement or subsequently applied for and/or issued;

(d)  SELLER’S undivided interests in and to, and/or SELLER’S right to acquire undivided interests in and to, any pipeline licenses and/or applications for pipeline licenses associated with the ATP, and any connecting pipeline and/or gas gathering systems whether existing as of the date of execution of this Agreement or subsequently applied for, issued; built or installed.

(e)  SELLER’S undivided interests in and to, and/or SELLER’S right to acquire undivided interests in and to, all petroleum exploration rights, permits, licenses, leases,

surface sites, servitudes, rights-of-way, easements, pipeline licenses and any and all other estates, tenements or similar rights arising from, howsoever denominated, created by or related to the ATP and Leases and the operation of the ATP and Leases, whether classified as real, personal or mixed property, whether specifically enumerated herein and, or whether presently existing, applied for, pending, created, issued or accrued, or to be applied for, created, issued or accrued in the future;

(f)  SELLER’S undivided interests in and to, and/or SELLER’S right to acquire undivided interests in and to, the wells listed and described on Exhibit “D” (the “Wells”) attached hereto, including all formations and depths within or below the wellbore, whether or not presently productive;

(g)  SELLER’S interest in and to any wells presently being drilled on the ATP or the Leases, or to be drilled at any time in the future on the acreage covered by the ATP and Leases, including SELLER’S interest in any drilling projects of any nature presently under proposal, or approved but not yet underway:

(h)  SELLER’S undivided interest in and to, and/or SELLER’S right to acquire undivided interests in and to, all goods, equipment, facilities, fixtures and inventory (whether classified as real, personal or mixed property) used in operations conducted on the lands covered by the ATP and Leases, whether located on or off the wellsites, the Leases or the land described in the ATP;

(i)  SELLER’S undivided interests in and to, and/or the right to acquire SELLER’S undivided interests in and to, any and all gas purchase and sale agreements, crude purchase and sale agreements, gas compression, gathering, pipeline processing, treatment and transportation agreements, volumetric or other production payments of any nature, leases of equipment or facilities and any and all other agreements and rights which are (i) appurtenant to the ATP, Leases or Wells, or (ii) used or held for use in connection with the ownership or operation of the Wells or with the production, treatment, sale or disposal of water, hydrocarbons, or associated substances produced, used or disposed of in connection with the ATP, Leases or Wells;

(j)  To the extent that such may be lawfully transferred, all of SELLER’S tax benefits or tax deductions under the laws of Australia, the State of Queensland or any municipality thereof, whether or not presently accrued, owned by or vested in SELLERS, including, without limitation, any tax benefits or deductions which may be lawfully transferred to BUYER under Australia’s Income Tax Assessment Act 1997, or any applicable predecessor to such Act. This shall be a continuing obligation;

(k)  All of SELLER’S right or rights to enforce its contract rights, titles, interests of any nature, covenants, representations, warranties or other rights of any nature, if any, which SELLER is or may in the future be entitled to enforce against SELLER’S predecessors-in-title;

(l)  All of SELLER’S right, title and interest, if any, under any Deed or Deeds of Confirmation of Producing License executed by Tri-Star Petroleum Company in favor of SELLER, as Drilling Participants;

(m)  All of SELLER’S right, title and interest, if any, under any Deed or Deeds of Charge executed by Tri-Star Petroleum Company in favor of SELLER, as a Chargeholder;

(n)  All of SELLER’S rights, titles and interests in and to the Operating Agreement and/or the ATP including, without limitation, access to the Contract Area and information, accounts accruing or attributable to SELLER’S interest (including, without limitation, any balances, claims, credits, deposits, exceptions, offsets, refunds or other rights relating to audits, cash calls, gas makeup rights or other matters relating to any of the joint accounts under the Operating Agreements), acreage or cash contributions, area of mutual interest rights, farmout agreements, settlement agreements, bonds and insurance policies, claims, demands or causes of action, hydrocarbon marketing rights (including, without limitation, rights arising under the gas balancing agreement attached to any of the Operating Agreement and/or ATP), participation rights, producing units, records more particularly described in Section 11 hereof, severed production, voting rights and any and all other rights arising under, created by or relating to the Operating Agreement and/or the ATP of any nature whatsoever, whether express or implied, whether presently existing or vested in SELLER or arising in the future and, or, whether specifically enumerated above, including, but not limited to, all choses–in–action.

The rights and interests described in paragraphs (a) through (n) above, whether now owned or hereafter acquired by SELLERS, are collectively referred to in this Agreement as the “Assets.”

3.  The Effective Date.    The effective date of the purchase and sale, for all purposes, shall be April 1, 2002 at 12:01 a.m., Greenwich Mean Time plus ten, local time, Brisbane, Australia (“Effective Date”).

4.  Purchase Price and Closing Date.    The purchase price for the Assets shall be, in United States Dollars, FIVE MILLION TWO HUNDRED FIFTY THOUSAND AND NO CENTS (USD $5,250,000.00), paid as follows: (a) total cash consideration of United States Dollars FOUR MILLION EIGHT HUNDRED THOUSAND AND NO CENTS (USD $4,800,000.00); and (b) 250,000 unregistered shares of Tipperary Corporation stock, which for the purposes of this transaction shall be valued at USD $450,000.00 regardless of any change in the market price which may occur before Closing (as hereinafter defined). The sale shall be completed by BUYER and SELLER, simultaneously with the execution of this agreement, (the “Closing Date”) pursuant to the terms and conditions hereof. At the closing, SELLER shall deliver to BUYER a fully executed assignment and conveyance in the form attached hereto as Exhibit “E”. The purchase price shall be payable at closing in certified funds, or by wire transfer, at the option of BUYER.

5.  Post-Closing Adjustments.    On or before sixty (60) days after the Closing Date, BUYER and SELLER shall undertake to agree with respect to the adjustments or payments that were not fully and finally determined as of the Closing Date, and the amount due from BUYER to

SELLER, or from SELLER to BUYER, as the case may be. On and after the Closing Date SELLER shall: (a) provide BUYER, to the extent not already made available, access to such of SELLER’S’ records as may be reasonably necessary to make a determination of post-closing adjustments; (b) promptly provide BUYER a copy of all cash calls, notices or other materials it receives from the Operator under the Operating Agreements or from any person (other than Buyer) pertaining to the Assets; and (c) promptly deliver to BUYER any proceeds of production or other revenues attributable to the Assets on or after the Effective Date and any other proceeds or benefits attributable to the Assets received after the Closing Date. Payment by BUYER or SELLERS, as the case may be, shall be made in immediately available funds within thirty (30) business days of agreement. If the post-closing adjustment has not been agreed upon within the time period set forth herein, either party may seek to enforce any rights it claims hereunder.

6.  Mutual Representations and Warranties.    BUYER and SELLER each represent and warrant to the other that:

(a)  Each party has all approvals, authority and power necessary to enter into this Agreement and to perform (or cause to be performed) all of the obligations and transactions contemplated hereunder (including, without limitation, all corporate actions as may be applicable to BUYER and SELLER). The signature of each party on this Agreement is genuine, and each party has legal competence and capacity to execute this Agreement.

(b)  The execution, delivery and performance of this Agreement, and the obligations and transactions contemplated hereby, will not:

(i)  violate or conflict with any provision of any Certificate of Incorporation, corporate by-laws, partnership agreement, limited partnership agreement, or other governing document of any nature as may be applicable to either of them;

(ii)  result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which either of them is a party or is bound; or

(iii)  violate or conflict with any judgment, decree, order, permit, law, rule or regulation relating to this Agreement, the Assets of either of them under applicable laws.

(c)  This Agreement has been duly executed and delivered, and at the closing all documents and instruments required hereunder will have been duly executed and delivered, on behalf of each of BUYER and SELLER. This Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be impacted by bankruptcy, reorganization, insolvency or similar laws affecting creditors rights generally.

(d)  No legal or administrative proceeding in or of Australia or the United States of America is pending or threatened that would prohibit either person from entering into or consummating this Agreement.

(e)  Each of the representations made by BUYER and SELLER herein shall be true and correct as of the Effective Date and the Closing Date with the same force and effect as if separately made on each of those dates.

7.  Representations and Warranties Regarding the Assets.    SELLER hereby represents and warrant to BUYER and agrees that:

(a)  SELLER will convey, assign and transfer to BUYER all of Seller’s contract, property and other rights of any nature in the Assets.

(b)  There is no action, suit, proceeding, claim or investigation by any persons, entities, administrative agency or governmental body pending or threatened against SELLER that may adversely affect SELLER’S title, and the ability to transfer the Assets to BUYER.

(c)  SELLER will, for itself, its successors and assigns, warrant and defend the title of BUYER, its successors and assigns to the Assets, interests and properties against every person whomsoever claiming the same or any party thereof by, through and under SELLER, but not otherwise; however WITH RESPECT TO THE WELLS, EQUIPMENT AND OTHER ITEMS OF PERSONALTY WHICH MAY BE COVERED HEREBY, THE SAME ARE USED AND ARE SOLD ON AN “AS IS” AND “WHERE IS” BASIS WITH ALL FAULTS, IF ANY. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY SAID WELLS, EQUIPMENT OR PERSONAL PROPERTY, BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID WELLS, EQUIPMENT AND PERSONAL PROPERTY AND EXPRESSLY DISCLAIMS ANY WARRANTIES WITH RESPECT THERETO.

(d)  SELLER owns not less than the undivided interests in the Assets as set forth in Schedule 1 attached hereto. The undivided interests in the Assets which BUYER shall receive shall include production or the right to proceeds of production from each Well located on the ATP and the Leases in an amount which is not less than the percentage net revenue interest set forth in the Operating Agreements. In addition, SELLER represents that the undivided interests in the Assets which BUYER shall receive shall not require BUYER to bear a greater percentage of costs and expenses than the percentage interest attributable to SELLER set forth under the Operating Agreements. This representation and warranty is by, through and under SELLER, but not otherwise.

(e)  SELLER’S undivided interests in the Assets are free and clear of all liens, marital or community property rights or interests, judgments, mortgages, advance payments, carried interests, contingent interests, net profits interests, overriding royalty interests, production imbalances, production payments, reversionary interests and other burdens or encumbrances arising by, through or under SELLER, that would reduce BUYER’S net interest in production or production proceeds, or would increase BUYER’S percentage of costs and expenses from the percentages set forth in the Operating Agreements.

(f)  SELLER’S undivided interests in the Assets have not been forfeited under the terms of the Operating Agreements and SELLER has not been notified of (i) any forfeiture or impending forfeiture of any of its undivided interests in the Assets under the Operating Agreements or (ii) any relinquishment of lands covered by the ATP or the Leases except those previously disclosed by the Operator of the Assets. SELLER will maintain, preserve and protect the Assets, and use all reasonable commercial efforts to prevent a forfeiture or other loss of the Assets, between the Effective Date and the Closing Date.

(g)  Any credit arising under or with respect to the Operating Agreements, including, without limitation, any audits of the joint account, any production imbalances or any judicial action or determination, attributable to SELLER’S undivided interests in the Assets shall accrue to the benefit of BUYER without regard to whether the credit relates to periods of time before or after the Effective Date.

(h)  Upon request by BUYER, SELLER will execute and return to BUYER a Notice under the Income Tax Assessment Act of 1997 as amended, section 330-235, formerly a 124AB Notice under Australia’s Income Assessment Act.

(i)  SELLER has paid and discharged all invoices and joint interest billings from Operator, and SELLER is not in arrears on any amounts or charges of any nature related to the Assets.

8.  Allocation of Liability and Indemnifications.

(a)  Definitions.

The term “BUYER’S Assumed Liabilities” shall mean and include:

(i)  All costs, expenses, liabilities and obligations or otherwise agreed to be paid by BUYER pursuant to the terms of this Agreement, including any net amount due the joint account and attributable to the SELLER’s interest up to a maximum of $600,000; and

(ii)  All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets (excluding SELLER’S Retained Liabilities), insofar as such claims relate to periods of time subsequent to the Effective Date.

The term “SELLER’S Retained Liabilities” shall mean and include:

(i)  All costs, expenses, liabilities and obligations or otherwise agreed to be paid by SELLERS pursuant to the terms of this Agreement;

(ii)  All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets, insofar as such claims relate to periods of time prior to the Effective Date; provided however, SELLER’S liability hereunder shall be limited to any net amount due and payable that exceeds the sum of USD $600,000. and

(iii)  All legal fees charged to any joint account and attributable to the interests purchased and sold hereunder prior to the Effective Date.

(b)  Liabilities.    BUYER agrees to assume, pay, perform, fulfill, discharge and be liable for all of BUYER’s Assumed Liabilities, and SELLER agrees to retain, perform, fulfill, discharge and be and remain liable for all of SELLER’S Retained Liabilities.

(c)  SELLER’S Indemnity.    SELLER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY’S FEES) ARISING DIRECTLY OUT OF SELLERS’ OWNERSHIP OR USE OF THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING PRIOR TO THE EFFECTIVE DATE OF THE SALE.

(d)  BUYER’S Indemnity.    BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, SELLERS’ HEIRS, PERSONAL REPRESENTATIVES AND ASSIGNS, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY’S FEES) ARISING DIRECTLY OUT OF BUYER’S OWNERSHIP OR USE OF THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING AFTER THE EFFECTIVE DATE OF THE SALE.

9.  Securities Matters.    With respect to the purchase price paid in common shares of stock of Tipperary Corporation, SELLER makes the following additional agreements, warranties and representations.

(a)  SELLER is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities Exchange Commission.

(b)  SELLER has access to information and materials concerning BUYER and its business, operations, structuring and financing, including its Form 10-KSB for the Fiscal Year Ended December 31, 2001, Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, and its definitive proxy statement relating to its Annual Meeting of Shareholders held on April 23, 2002. SELLER understands that BUYER faces several risks in its business as well as risks faced by the oil and gas business and risks described in the Form 10-KSB or incorporated therein by reference. All information requested by SELLER from BUYER or its representatives concerning BUYER and the terms and conditions of this Agreement has been furnished to SELLER’s satisfaction. SELLER has had the opportunity to ask questions of and receive answers from management of BUYER concerning BUYER and the terms and conditions of this Agreement, and to obtain from BUYER any additional information which BUYER possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to SELLER.

(c)  Any shares of BUYER acquired by SELLER hereunder are for SELLER’S own account and not for or on behalf of any other person or entity.

(d)  If any shares of BUYER are acquired hereunder, no shares will be acquired with a view towards the distribution or redistribution with the intent to divide SELLER’s participation with others except in strict compliance with any applicable securities laws.

(e)  SELLER will only resell any shares acquired under this agreement pursuant to registration under the Act and the laws of any applicable states or pursuant to an exemption from registration. The only registration rights which SELLER has with respect to any shares acquired hereunder are as set forth in the Registration Rights Agreement attached hereto as Exhibit “F”. The stock certificates representing the shares of BUYER will bear a legend substantially as follows:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability which is to be established to the satisfaction of the Company.

(f)  With respect to any common shares of Tipperary Corporation received by SELLER hereunder, and prior to any proposed sale, assignment, transfer or pledge of the shares (other than transfers not involving a change in beneficial ownership), unless there is in effect a registration statement under the Act covering the proposed transfer, SELLER shall give written notice to BUYER of its intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at SELLER’s expense, by an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to BUYER and addressed to BUYER, to the effect that the proposed transfer of the shares may be effected without registration under the Act, whereupon the holder of such shares shall be entitled to transfer them in accordance with the terms of the notice delivered by the holder to BUYER. Each such notice shall also be accompanied by a written agreement of the proposed transferee to conform to the requirements hereof. Each certificate evidencing the securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and BUYER such legend is not required to order to establish compliance with any provision of the Act.

(g)  SELLER will execute and deliver to BUYER any document, or do any other act or thing, which BUYER many reasonably request in connection with any transfer or acquisition of shares under this Agreement.

(h)  SELLER has not distributed any written materials furnished by BUYER to anyone other than SELLER’s professional advisors.

(i)  SELLER represents that the statements made and other information provided in this Agreement, and all other information with respect to the financial position and business experience of SELLER which has been previously supplied by SELLER to BUYER are materially complete and accurate as of the date this Agreement is executed by SELLER, and, if there should be any material change in such information prior to the acceptance or rejection of this Agreement, SELLER will immediately provide revised information to BUYER.

(j)  SELLER represents that SELLER is familiar with the type of investment which the shares received in compensation hereunder constitute. SELLER believes that any shares received hereunder are shares of the kind SELLER wishes to acquire and that the nature of the shares received and the amount of the purchase price received in shares is consistent with the overall investment program and financial position of SELLER. SELLER’s overall commitment to investments which are not readily marketable is not disproportionate to SELLER’s net worth; SELLER’s investment in BUYER will not cause such overall commitment to become excessive; and SELLER can afford to bear the loss of SELLER’s entire investment in BUYER.

(k)  SELLER has such knowledge and experience in financial and business matters in general to evaluate the merits and risks of the prospective investment and to make an informed investment decision.

(l)  SELLER understands that no federal or state agency has made any finding or determination regarding the fairness of the shares or any recommendation or endorsement concerning an investment in BUYER.

(m)  SELLER represents and warrants that there is no finder’s fee or commission payable SELLER with respect to its receipt of shares hereunder.

(n)  SELLER understands that no securities administrator of any governmental agency has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of any securities received hereunder.

10.  Review and Inspection of the Assets.    Prior to the Closing, BUYER has inspected and performed due diligence reviews and inspections of the Assets. SELLER represents that BUYER has been furnished with all paperwork, information and data relating to the Assets in the possession of SELLER (and/or to which SELLER has the right to possession) including, but not limited to, the following: (a) financial and accounting records; (b) production, engineering, geological and geophysical data and reports for the ATP and the Leases; (c) copies of engineering, geological and geophysical studies, subject to any license and non-disclosure requirements; (d) copies of seismic data across any of the ATP and the Leases (subject to any license restriction and non-disclosure requirements); (e) title records, including, but not limited to, copies of the ATP and the Leases; (f) correspondence and material and relevant information concerning pending litigation; (g) regulatory compliance records; (h) contracts between SELLER and third parties with regard to the Assets, including any all settlement agreements; and (i) all correspondence of any nature relating to the Assets, including, without limitation, correspondence between SELLER and Operator and entities related to Operator, copies of correspondence between Operator and third-parties and correspondence of any nature between SELLER and any third party relating to the Assets; (j) all permits and licenses pertaining to the Assets. Nothing contained in this paragraph shall obligate SELLER to take any action or expend any money to acquire anything for BUYER which SELLER does not already have in its possession. SELLER does not warrant the accuracy of any such material.

11.  Waiver.    SELLER and BUYER certify that they are not “Consumers” within the meaning of the Texas Deceptive Trade Practices—Consumer Protection Act, Subchapter E of the Chapter 17, Sections 17.41 et seq., of the Texas Business and Commerce Code, as amended (the “DTPA”). THE PARTIES COVENANT, FOR THEMSELVES AND ON BEHALF OF ANY SUCCESSORS AND ASSIGNEES, THAT IF THE DTPA IS APPLICABLE: (A) THE PARTIES ARE “BUSINESS CONSUMERS” THEREUNDER; AND (B) EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER (OTHER THAN SECTION 17.555, TEXAS BUSINESS AND COMMERCE CODE) AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS, AND (C) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, OR CAUSES OF ACTION MADE AGAINST THAT PARTY OR ANY SUCCESSOR OR ANY OF ITS AFFILIATES BASED IN WHOLE OR IN

PART ON THE DTPA, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION SET FORTH IN THIS AGREEMENT.

WAIVER OF CONSUMER RIGHTS

PURCHASER WAIVES ITS RIGHTS UNDER THE
DECEPTIVE TRADE PRACTICES—CONSUMER
PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS
BUSINESS & COMMERCE CODE, A LAW THAT GIVES
CONSUMERS SPECIAL RIGHTS AND PROTECTIONS.
AFTER CONSULTATION WITH AN ATTORNEY OF
BUYER’S OWN SELECTION, BUYER VOLUNTARILY
CONSENTS TO THIS WAIVER.

12.  Notices.    All communications required or permitted under this Agreement shall be in writing and communications or delivery hereunder shall be deemed to have been fully made in actually delivered, or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address as set forth below:

SELLER:

Delta Petroleum Corporation
475 Seventeenth Street, Suite 1400
Denver, Colorado 80202
Telephone:     303-293-9133
Facsimile:      303-298-8251
Attention: Mr. Roger A. Parker

BUYER:

TIPPERARY OIL & GAS CORPORATION
633 Seventeenth St., Suite 1550
Denver, Colorado 80202
Attention: Mr. David L. Bradshaw, President
Telephone:     (303) 293-9379
Telecopier:    (303) 292-3428

13.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING, HOWEVER, ANY PROVISION OF THE TEXAS LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

14.  Further Assurances.    Incidental and subsequent to Closing, each of the parties shall execute, acknowledge, and deliver to the other such further instruments (including any stamp duty or other form necessary for, or incident to, the notation, sanction, approval, transfer or assignment to BUYER of any title or interest in either the Assets or the Operating Agreement), and to take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

15.  Government Approvals.    SELLER will cooperate with BUYER, in a timely manner (both before and after closing), in obtaining any necessary or desired consents or approvals of the Government of Australia, any state thereof or any other third party, including, without limitation, the execution of any documents necessary (in the opinion of BUYER and its counsel) to obtain any consent or approval of interests arising under the Operating Agreements, or to perfect the title of BUYER or SELLER in the Assets and/or to obtain any necessary governmental sanction of the Operating Agreements.

16.  Expenses.    Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorney’s and accountant’s fees.

17.  No Reliance.    BUYER AND SELLER that each acknowledge that each is experienced and knowledgeable in the oil and gas industry, and has relied solely on their own legal, tax and other professional counsel concerning this Agreement. SELLER acknowledges that BUYER has made no representations, whether written, oral or express or implied, concerning the Assets, and that SELLER in no way has relied upon BUYER or information from BUYER in deciding to execute this Agreement.

18.  Exhibits.    All exhibits to this Agreement are incorporated herein by reference.

19.  Successors and Assigns.    The terms, covenants and conditions hereof bind and inure to the benefit of BUYER and SELLER and their respective heirs, personal representatives, successors and assigns. This Agreement shall be freely and fully assignable by BUYER.

20.  Conflicts.    In the event of a conflict between this Agreement and the terms and conditions of the Operating Agreements, the provisions of the Operating Agreements shall prevail. In all other respects, this Agreement shall supersede all prior agreements between the parties hereto regarding the subject matter hereof, whether written or oral.

21.  Survival.    The covenants, obligations, indemnities, representations and warranties included in this Agreement shall survive the Closing and remain actionable thereafter.

22.  Product of Negotiation.    This Agreement is the product of negotiation between BUYER and SELLER. No fiduciary or other duty, if any, owed by BUYER and SELLER in any prior agreement shall apply to the process of negotiation of this Agreement.

23.  Execution, Counterparts and Exhibits.    BUYER and SELLER acknowledge and agree that this Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and that a facsimile copy of this Agreement, and of a signature to this Agreement, shall be valid and binding as an original.

IN WITNESS WHEREOF, this Agreement has been executed by the parties before the undersigned competent witnesses on the dates indicated below.

SELLER: DELTA PETROLEUM CORPORATION		BUYER: TIPPERARY OIL & GAS CORPORATION

By:	/s/ ROGER A. PARKER	By:	/s/ DAVID L. BRADSHAW
	Roger A. Parker President		David L. Bradshaw President and Chairman of the Board

ATTEST:		ATTEST:

By:	/s/ KEVIN NANKE	By:	/s/ ELAINE R. TREECE
Secretary

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on this the 24th day of May, 2002 by Roger A. Parker, President of DELTA PETROLEUM CORPORATION, on behalf of said corporation, as Seller.

Witness my hand and official seal.

By:	/s/ PHYLLIS KAJIWARA
Phyllis Kajiwara Notary Public THE STATE OF COLORADO

My Commission Expires: July 31, 2002

STATE OF COLORADO	§
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COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on this the 24th day of May, 2002 by David L. Bradshaw, President of Tipperary Oil & Gas Corporation, on behalf of said corporation, as Buyer.

Witness my hand and official seal.

By:	/s/ PHYLLIS KAJIWARA
Phyllis Kajiwara Notary Public THE STATE OF COLORADO
My Commission Expires: July 31, 2002